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             TERMINATION AND PERFORMANCE SHARES REPURCHASE AGREEMENT

                  AGREEMENT, made this 8th day of February, 1996, by and between JENNA LANE, INC., with an address at 1407 Broadway, Suite 1801, New York, New York 10018 ("Jenna") and ERNIE BAUMGARTEN, with a residence at 154 Boulder Ridge Road, Scarsdale, New York 10583 ("Baumgarten").

                  WHEREAS, Baumgarten is the record and beneficial owner of 36,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Jenna designated as Performance Shares in Baumgarten's Employment Agreement, dated as of April 24, 1995, by and between Baumgarten and Jenna (the "Employment Agreement"); and

                  WHEREAS, Baumgarten has been employed by Jenna pursuant to the Employment Agreement; and

                  WHEREAS, Baumgarten and Jenna desire to terminate the Employment Agreement and, pursuant thereto, to repurchase the Shares.

                  1. Termination. As of the date hereof, the Employment Agreement, as amended to date, along with Baumgarten's employment by Jenna pursuant thereto, is hereby terminated in all respects. Baumgarten hereby resigns as an officer and director of Jenna as of the date hereof. All benefits to which Baumgarten was entitled to under the Employment Agreement through the date hereof, in addition to any benefits to which he may be entitled to under applicable law, shall be afforded to Baumgarten.

                  2. Sale of Performance Shares. Simultaneously with the execution hereof, in accordance with Section 2(d) of the Employment Agreement, Baumgarten shall sell, assign, transfer, and convey to Jenna, and Jenna shall purchase, the Shares, duly endorsed for transfer, at the aggregate purchase price of $360.00 (the "Purchase Price"). The transfer shall be deemed complete upon the delivery to Jenna of stock certificates, duly endorsed for transfer (or duly executed lost certificate affidavits) representing all Shares and by delivery by Jenna of a check or wire transfer payable to Baumgarten, in an aggregate amount equal to the Purchase Price. Baumgarten agrees to pay any stock transfer taxes, stamp taxes or other taxes, levies, duties or fees which may be payable as a result of the sale of the Shares, and each party agrees to deliver any and all documents and instruments reasonably requested by the other.

                  3. Representations and Warranties of Baumgarten; Release. Baumgarten hereby represents and warrants to Jenna that he is the sole owner of the Shares, free and clear of all liens or encumbrances (except those set forth in the Employment Agreement); and that the sale of Shares will not violate any agreement, arrangement or understanding to which Baumgarten is a party nor any agreement relating to the Shares. As a condition to Jenna's agreement to the terms hereof, Baumgarten will execute, notarize and deliver to Jenna the general release set forth in Exhibit A, which release exempts Jenna's liability pursuant to this Agreement. Further, Jenna will execute the


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general release set forth in Exhibit B, which release exempts Baumgarten's liability pursuant to this Agreement.

                  4. Benefit. This agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and assigns of the parties hereto.

                  5. Governing Law. This agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws rules thereof.

                  6. Miscellaneous. This agreement contains the entire agreement among the parties relating to the sale of the Shares and is the complete written integration of the agreement. This agreement may be signed in multiple counterparts, which together shall constitute one and the same instrument. This agreement may not be changed orally. The terms and provisions of this Agreement shall be severable so that if any of the terms or provisions hereof is determined to be unenforceable, the enforceability of the remaining terms and provisions shall not be affected thereby.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    JENNA LANE, INC.



                                    By:       /s/
                                       -------------------------------
                                         Mitchell Dobies, President


                                            /s/
                                    ----------------------------------
                                    ERNIE BAUMGARTEN


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



                                                              EXHIBIT A

                                    RELEASE

                  TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT ERNIE BAUMGARTEN, as Releasor, in consideration of the sum of Ten Dollars ($10.00) received from JENNA LANE, INC., a Delaware corporation as Releasee, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, releases and discharges the Releasee, Releasee's shareholders, officers, directors, employees, agents (including attorneys) and representatives, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release. This Release does not apply to Releasee's obligations under that certain Termination and Performance Shares Repurchase Agreement, by and between Releasee and Releasor, of even date herewith. This Release may not be changed orally.

                  IN WITNESS WHEREOF, the Releasor has executed this Release on the day of January, 1996.



                           _______________________________ L.S.
                           ERNIE BAUMGARTEN


STATE OF_____________
COUNTY OF________________

                  On____________ before me personally came ERNIE BAUMGARTEN, to me known, who, by me duly sworn, did depose and say that deponent resides at 154 Boulder Ridge Road, Scarsdale, New York 10583, and that deponent executed the foregoing Release.


                                    ___________________________
                                    Notary Public




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                                                                      EXHIBIT B

                                     RELEASE

                  TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT JENNA LANE, INC., a Delaware corporation, as Releasor, in consideration of the sum of Ten Dollars ($10.00) received from ERNIE BAUMGARTEN, as Releasee, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, releases and discharges the Releasee, Releasee's representatives, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release. This Release does not apply to Releasee's obligations under that certain Termination and Performance Shares Repurchase Agreement, by and between Releasee and Releasor, of even date herewith. This Release may not be changed orally.

                  IN WITNESS WHEREOF, the Releasor has executed this Release on the __ day of January, 1996.

                                            JENNA LANE, INC.

                                     By: ___________________________________L.S.
                                            Mitchell Dobies, President


STATE OF__________
COUNTY OF_________

                  On__________ before me personally came MITCHELL DOBIES, to me known, who, by me duly sworn, did depose and say that deponent has an address at 1407 Broadway, Suite 1801, New York, New York 10018, and that deponent is the President of the corporation which is set forth above and that, on behalf of said corporation, deponent executed the foregoing Release.


                                    _______________________
                                    Notary Public




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